Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 033-62535 on Form S-8 of our report dated June 25, 2021, appearing in this Annual Report on Form 11-K of the Stewart 401(k) Savings Plan for the year ended December 31, 2020.

/s/ Weaver and Tidwell, L.L.P

WEAVER AND TIDWELL, L.L.P.

Houston, Texas
June 25, 2021